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                                                                     EXHIBIT 4.2


                                    AGREEMENT

     This Agreement (the "AGREEMENT"), dated as of November 30, 2001, is among General Magic, Inc., a Delaware corporation (the "COMPANY"), and Zimmer Lucas Partners and Strong River Investments Ltd. (collectively, the "INVESTORS").

     WHEREAS, pursuant to a Common Stock Purchase Agreement, dated the date hereof (the "PURCHASE AGREEMENT"), the Company is offering and selling to the Purchasers named therein, including the Investors, certain shares of its common stock under its Registration Statement (No. 333-66126) (as supplemented and amended from time to time, the "REGISTRATION Statement").

     WHEREAS, the Company has agreed that the Investors shall be entitled to a right of first refusal as set forth herein, to acquire all other shares of Common Stock which may be issuable under the Registration Statement that have not been sold on the date hereof under the Purchase Agreement. This right of first refusal is a material inducement to the Investors to enter into the transactions contemplated by the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1      Subsequent Financings; Limitation on Registration

               Commencing with the execution and delivery of this Agreement, the Company shall not directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant of any option to purchase or other disposition) any Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock) (other than in connection with a Strategic Transaction), and the Company will cause its Subsidiaries not to offer, sell or issue any of such Subsidiary's securities which provide the holder thereof the right to receive any Common Stock (other than in connection with a Strategic Transaction), in each case utilizing the Registration Statement (collectively, "COMMON STOCK EQUIVALENTS"), and any such dispositions of Common Stock or Common Stock Equivalents, (collectively, a "SUBSEQUENT PLACEMENT"), unless: (A) the Company delivers to the Investors a written notice (the "SUBSEQUENT PLACEMENT NOTICE") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) such Investors shall not have notified the Company by 6:30 p.m. (New York City time) on the third Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide, subject to completion of mutually acceptable documentation, financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Investors shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons set forth in the Subsequent Placement Notice; provided, that the Company shall provide the Investors with a second Subsequent Placement Notice, and the Investors shall again have the right of first refusal set forth above in this paragraph, if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within 30 Trading Days after the date of the initial Subsequent Placement Notice with the Person identified in the Subsequent Placement Notice. The Subsequent Placement shall be allocated among the Investors on a pro rata basis by reference to the purchase price indicated below the Investor's name on the signature pages to this Agreement, or in such other manner as the Investors shall determine. Notwithstanding anything to the contrary contained in this section, it shall be a prerequisite for an Investor to participate in a Subsequent Placement that the Investor (1) owns shares of the Company's Common Stock, and (2) in its response to a Subsequent Placement Notice represents that such Investor owns shares of Common Stock. A "Strategic Transaction" shall mean a transaction or relationship in which the Company issues Common Stock to an entity which is, itself or through its subsidiaries, an operating company whose primary business is not the investment of securities and that is engaged in business with the Company from which the Company derives significant business benefit.

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Section 2      Placement Agent

               The parties agree that Atlas Capital Services, LLC will be paid by the Company a placement fee equal to (i) 4% of the gross purchase price paid by the Investors for any securities sold to the Investors in a Subsequent Placement under this Agreement, payable in cash as directed by Atlas Capital Services, LLC, and (ii) a common stock purchase warrant (in the form of the warrant issued to Atlas Capital Services, LLC in connection with the Purchase Agreement) to acquire a number of shares of Common Stock equal to 3% of the securities (including shares issuable in connection with sales of Common Stock Equivalents) sold to the Investors in such Subsequent Placements.

Section 3      Miscellaneous

               (a) Each party, by its execution and delivery of this Agreement, hereby represents to each other party that (i) it has the requisite power and legal capacity to enter into and consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, (ii) the execution, delivery and performance by such party of this Agreement has been duly authorized by all necessary action on the part of such party, and (iii) this Agreement constitutes the valid and binding commitment of such party, enforceable against it, in accordance with its terms.

               (b) For all purposes hereof the parties agree that this Agreement shall be executed and delivered immediately following the execution and delivery of the Purchase Agreement.

               (c) Other than Atlas Capital Services, LLC, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        GENERAL MAGIC, INC.

                                        By: /s/ K. M. LAYTON
                                            ------------------------------------
                                            Name: Kathleen M. Layton
                                            Title: President and CEO


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        ZIMMER LUCAS PARTNERS

                                        By: /s/ Stuart J. Zimmer
                                            ------------------------------------
                                            Name: Stuart J. Zimmer
                                            Title: Director


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        STRONG RIVER INVESTMENTS LTD.

                                        By: /s/ Kenneth Henderson
                                            ------------------------------------
                                            Name: Kenneth Henderson
                                            Title: Attorney-in-Fact